As filed with the Securities and Exchange Commission on March 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-5726437
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

228 Strawbridge Drive, Suite 100

Moorestown, NJ 08057

(866) 648 - 2767

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan

(Full title of the plan)

Dr. Calvin H. Knowlton, Ph.D.
Chief Executive Officer
Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, NJ 08057
(866) 648 - 2767

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kevin S. Shmelzer, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be Registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.0001 per share	831,423	$13.95	$11,598,351	$1,345
(1)

This Registration Statement covers shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”), which are issuable pursuant to the Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (the “2016 Equity Compensation Plan”).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock which become issuable under the 2016 Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are calculated based upon the average of the high and low prices of the registrant’s Common Stock as reported on The NASDAQ Global Market on March 13, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan, is being filed pursuant to General Instruction E to Form S-8, for the purpose of registering an additional 831,423 shares (the “Shares”) of the common stock, par value $0.0001 per share, of Tabula Rasa HealthCare, Inc. (the “Registrant”).  The Shares are securities of the same class and relate to the same employee benefit plan for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-214025, filed with the Securities and Exchange Commission on October 7, 2016 by the Registrant, relating to the Registrant’s 2016 Omnibus Incentive Compensation Plan, and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.   Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Moorestown, State of New Jersey, on this 14th day of March, 2017

TABULA RASA HEALTHCARE, INC.

By	/s/ DR. CALVIN H. KNOWLTON
Dr. Calvin H. Knowlton
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Calvin H. Knowlton and Brian W. Adams, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Tabula Rasa HealthCare, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 14th day of March, 2017.

Signature	Title

/s/ DR. CALVIN H. KNOWLTON	Chairman of the Board of Directors and Chief Executive Officer
Dr. Calvin H. Knowlton	(principal executive officer)

/s/ BRIAN W. ADAMS	Chief Financial Officer
Brian W. Adams	(principal financial and accounting officer)

/s/ GLEN BRESSNER	Director
Glen Bressner

/s/ DR. ORSULA V. KNOWLTON	Director and President
Dr. Orsula V. Knowlton

/s/ DANIEL LUBIN	Director
Daniel Lubin

/s/ BRUCE LUEHRS	Director
Bruce Luehrs

/s/ A. GORDON TUNSTALL	Director
A. Gordon Tunstall

/s/ DENNIS K. HELLING	Director
Dennis K. Helling

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EXHIBIT INDEX

Exhibit No.	Exhibit

4.1

Amended and Restated Certificate of Incorporation of Tabula Rasa HealthCare, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2016 and incorporated by reference herein)

4.2

Amended and Restated Bylaws of Tabula Rasa HealthCare, Inc. effective as of October 4, 2016 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 4, 2016 and incorporated by reference herein)

5.1	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered

23.1	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm, as to Tabula Rasa HealthCare, Inc.

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1

Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (previously filed as Exhibit 10.15 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-208857) filed on September 19, 2016 and incorporated by reference herein)

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